Baldwin Technology Company, Inc.
2 Trap Falls Road
Suite 402
Shelton, CT 06484
Tel: 203-402-1000
Fax: 203-402-5500
January 29, 2009
Mr. Shaun J. Kilfoyle
4300 West 93rd Street
Prairie Village, KS 66207
Dear Shaun:
Pursuant to Paragraph 11 of the agreement dated December 19, 2008 (the “Agreement”), which sets forth the terms of your employment with Baldwin Technology Company, Inc. (the “Company”), and in accordance with a letter agreement between you and the Company dated January 13, 2009 wherein you agreed to reduce your annual base salary by ten (10%) percent, the Agreement is hereby amended, effective February 1, 2009, as follows:
1.	Paragraph 2.A is amended to provide for an annual base salary of one hundred eighty nine thousand six hundred forty one dollars ($189,641).

2.	Notwithstanding the foregoing, any payments that may become due to you in accordance with Paragraph 2.D or Paragraph 5 of the Agreement, and any other calculations which rely on your annual base salary shall continue to be calculated as if your annual base salary was two hundred ten thousand seven hundred twelve dollars ($210,712).
As so amended by this letter agreement, the Agreement shall remain in full force and effect.

Very truly yours, BALDWIN TECHNOLOGY COMPANY, INC.

By:	/s/ Karl S. Puehringer
Karl S. Puehringer
President and Chief Executive Officer

AGREED TO AND ACCEPTED

/s/ Shaun J. Kilfoyle

Shaun J. Kilfoyle

Date:	January 29, 2009